UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“TYME”).

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several healthcare-focused institutional and other institutional investors (the “Purchasers”), pursuant to which the Company offered to the Purchasers, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 40,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share. The Shares will be sold at a purchase price of $2.50 per share for aggregate gross proceeds to the Company of $100 million, prior to deducting placement agent’s fees and other offering expenses payable by TYME. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on August 12, 2020 and was declared effective on September 2, 2020 (Reg. No. 333-245033).

On February 3, 2021, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Registered Direct Offering. The Company will also reimburse the Placement Agent for certain expenses incurred by the Placement Agent in connection with the offering.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the estimated offering expenses payable by the Company, are expected to be approximately $93.7 million. The Registered Direct Offering is expected to close on or about February 8, 2021, subject to the satisfaction of customary closing conditions. The Company currently intends to use the net proceeds for the development of our clinical and preclinical assets and for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

A copy of the legal opinion of Faegre Drinker Biddle & Reath LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the form of Purchase Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and the Engagement Letter, which are attached hereto as Exhibits 10.1 and 99.1, respectively.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

10.1	Form of Securities Purchase Agreement, dated February 4, 2021.

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

99.1	Engagement Letter, dated as of February 3, 2021, by and between Tyme Technologies, Inc. and H.C. Wainwright & Co., LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: February 5, 2021	By:	/s/ Richard Cunningham
Richard Cunningham, Chief Executive Officer